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                              GSE SYSTEMS, INC.                     EXHIBIT 23.1

                                  FORM 10-K

                     FOR THE YEAR ENDED DECEMBER 31,1996



                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of GSE Systems, Inc. on Form S-8 (File No. 333-08805) of our report dated March 21, 1997, on our audit of the consolidated financial statements of GSE Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period April 14, 1994 (date of inception) to December 31, 1994, our report dated March 31, 1995, on our audit of the consolidated financial statements of GSE Power Systems, Inc. (formerly Simulation, Systems and Services Technologies Company) and its immediate parent company, MSHI, Inc. (formerly wholly-owned subsidiary of ManTech International Corporation) for the period January 1, 1994 through April 13, 1994, our report dated March 31, 1995, on our audit of the financial statements of GP International Engineering & Simulation, Inc., formerly a wholly-owned subsidiary of GPS Technologies, Inc. (now known as SGLG, Inc.) for the period January 1, 1994 through April 13, 1994, and our report dated April 21, 1995, on our audit of the financial statements of GSE Power Systems AB (formerly EuroSim
AB), formerly a wholly-owned subsidiary of Vattenfall Engineering AB, for the period January 1, 1994 through April 13, 1994, which reports are included in this Annual Report on Form 10-K.




                                        Coopers & Lybrand LLP




Washington D.C.
March 31, 1997